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                                                                    Exhibit 21.0

   SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

                                                    State or Other Jurisdiction
Name                                                of Organization
---------------------------------------------       ----------------------------

Ocwen Federal Bank FSB                              New Jersey
Ocwen Partnership, L.P.                             Virginia
Ocwen Asset Investment Corp.                        Florida
Ocwen General, Inc.                                 Virginia
Investors Mortgage Insurance Holding Company        Delaware
Ocwen Properties, Inc.                              New York
Ocwen Capital Trust I                               Delaware
Ocwen Asset Investment - UK, LLC                    Delaware
Ocwen Technology Xchange, Inc.                      Florida
Rocaille Acquisition Subsidiary, Inc.               Florida
Berkeley Realty Group, Inc                          New Jersey
OAIC Halifax, LLC                                   Delaware
OAIC Jacksonville, LLC                              Delaware
OAIC Mortgage Residential Holdings, LLC             Delaware
Residential Real Estate Solutions, Inc.             Florida
RMSI, Inc                                           New Jersey
Ocwen NIMS Corp.                                    Florida
REALTrans.Com, Inc.                                 Florida
Ocwen Financial Solutions Private Limited           India
Taiwan Bo Lin Service Co., Ltd.                     Taiwan
SSJ Servicer Co., Ltd.                              Japan